Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

MICROSOFT CORPORATION
(Name of Registrant as Specified in Its Charter)

MICROSOFT CORPORATION
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

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☐	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:[1]

(4)	Proposed maximum aggregate value of transaction:

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1	Set forth the amount on which the filing fee is calculated and state how it was determined.

2002 PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Microsoft Corporation will be held at the:

MEYDENBAUER CENTER
11100 NE 6th Street
Bellevue, Washington

on November 5, 2002, at 8:00 A.M.

PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT!

Whether or not you expect to attend in person, we urge you to vote your shares by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save the Company the expense and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote your shares by mail. Submitting your proxy now will not prevent you from voting your stock at the meeting if you desire to do so, as your vote by proxy is revocable at your option.
Voting by the Internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help Microsoft reduce postage and proxy tabulation costs.
Or, if you prefer, you can return the enclosed proxy card in the envelope provided.

PLEASE DO NOT RETURN THE ENCLOSED PAPER BALLOT IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

VOTE BY INTERNET

http://www.proxyvote.com/
24 hours a day / 7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement. Have your 12-digit control number located on your proxy card available.

Point your browser to
http://www.proxyvote.com/

and follow the instructions to cast your vote. You can also register to receive all future shareholder communications electronically, instead of in print. This means that the annual report, proxy statement, and other correspondence will be delivered to you electronically via e-mail.

VOTE BY TELEPHONE

(800) 454-8683 via touch tone phone
toll-free 24 hours a day / 7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement.

Call toll-free (800) 454-8683.

You will be asked to enter your 12-digit control number located on your proxy card.

2002 PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Microsoft Corporation will be held at the:

MEYDENBAUER CENTER
11100 NE 6th Street
Bellevue, Washington

on November 5, 2002, at 8:00 A.M.

2002 PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Microsoft Corporation will be held at the:

MEYDENBAUER CENTER
11100 NE 6th Street
Bellevue, Washington

on November 5, 2002, at 8:00 A.M.

PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT!

Whether or not you expect to attend in person, we urge you to vote your shares by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save the Company the expense and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote your shares by mail. Submitting your proxy now will not prevent you from voting your stock at the meeting if you desire to do so, as your vote by proxy is revocable at your option.
Voting by the Internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help Microsoft reduce postage and proxy tabulation costs.
Or, if you prefer, you can return the enclosed proxy card in the envelope provided.

PLEASE DO NOT RETURN THE ENCLOSED PAPER BALLOT IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

VOTE BY INTERNET

http://www.eproxyvote.com/
24 hours a day / 7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement. Have your 11-digit control number located on your proxy card available.

Point your browser to
http://www.eproxyvote.com/

and follow the instructions to cast your vote. You can also register to receive all future shareholder communications electronically, instead of in print. This means that the annual report, proxy statement, and other correspondence will be delivered to you electronically via e-mail.

VOTE BY TELEPHONE

(800) 435-6710 via touch tone phone
toll-free 24 hours a day / 7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement.

Call toll-free (800) 435-6710.

You will be asked to enter your 11-digit control number located on your proxy card.

PARKING FACILITY AND DRIVING DIRECTIONS

MAP: DOWNTOWN BELLEVUE

NE 10TH STREET
NE 8TH STREET
NE 8TH STREET
405
BELLEVUE WAY NE
106TH AVE NE
108TH AVE NE
110TH AVE NE
MEYDENBAUER CENTER
112TH AVE NE
A
NE 6TH STREET
NE 4TH STREET
NE 4TH STREET
111TH AVE NE
NE 2ND PLACE
NE 2ND STREET
N
W
E
S

MEYDENBAUER CENTER
11100 NE 6th Street
Bellevue, WA 98004
(425) 637-1020
www.meydenbauer.com

A METRO Transit Center

DRIVING DIRECTIONS

- Driving I-5 North or South, you may cross either floating bridge (I-90 or SR-520) and head east to Bellevue.
- Take I-405 North (from I-90) or I-405 South (from SR-520) to downtown Bellevue.
- Exit on NE 4th Street (Exit 13-A), turn west off the exit.
- Turn right at the first light onto 112th Avenue NE.
- Drive one block north to NE 6th Street and turn left.
- Meydenbauer Center is located on the corner of 112th Avenue NE and NE 6th Street.

PARKING

Due to limited parking availability, we encourage you to explore Metro's commuter services. The Bellevue Transit Center is conveniently located less than a block from Meydenbauer Center.

September 25, 2002

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Microsoft Corporation which will be held at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington, on November 5, 2002, at 8:00 a.m. Driving directions to the Meydenbauer Center can be found on the inside front cover of this document. Parking validation coupons for the Meydenbauer Center garage will be available at the meeting. Please note that parking is limited, so plan ahead if you are driving to the meeting.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet or by signing, dating, and returning the enclosed proxy card in the enclosed postage-paid envelope. If you decide to attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy.

We will provide live coverage of the annual meeting from the Microsoft Investor Relations website at www.microsoft.com/msft. Additionally, the transcript along with video and audio of the entire annual meeting of shareholders will be available on the Investor Relations website after the meeting. We hope this will allow those of you who are unable to attend the meeting to hear Microsoft executives discuss the year’s results.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. I look forward to greeting as many of our shareholders as possible.

Sincerely,

Steven A. Ballmer
Chief Executive Officer

2002 PROXY STATEMENT

MICROSOFT CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

November 5, 2002

To the Shareholders:

The annual meeting of the shareholders of Microsoft Corporation will be held at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington, on November 5, 2002, at 8:00 a.m. for the following purposes:

1.	To elect directors.
2.	To approve the adoption of the 2003 Employee Stock Purchase Plan.
3.	To consider two shareholder proposals described in the accompanying Proxy Statement.
4.	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on September 9, 2002, are entitled to notice of, and to vote at, this meeting.

By order of the Board of Directors

Bradford L. Smith
Secretary

Redmond, Washington
September 25, 2002

IMPORTANT:

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares by phone, via the Internet or by signing, dating and returning the enclosed proxy card will save the Company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

2002 PROXY STATEMENT

MICROSOFT CORPORATION
ONE MICROSOFT WAY
REDMOND, WASHINGTON 98052

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD NOVEMBER 5, 2002

This Proxy Statement, which was first mailed to shareholders on or about September 25, 2002, is furnished in connection with the solicitation of proxies by the Board of Directors of Microsoft Corporation (the “Company” or “Microsoft”), to be voted at the annual meeting of the shareholders of the Company, which will be held at 8:00 a.m. on November 5, 2002, at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to the Secretary of the Company at or prior to the annual meeting or by executing another proxy dated as of a later date. The Company will pay the cost of solicitation of proxies.
Shareholders of record at the close of business on September 9, 2002 will be entitled to vote at the meeting on the basis of one vote for each share held. On September 9, 2002, there were 5,363,475,897 shares of common stock outstanding, held of record by 118,507 shareholders.

1. ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

Eight directors are to be elected at the annual meeting to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. The election of the Company’s directors requires a plurality of the votes cast in person or by proxy at the meeting. Management expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors.

NOMINEES

William H. Gates III, 46, was a founder of the Company and has served as Chairman of the Board since the Company’s incorporation in 1981. Mr. Gates served as the Company’s Chief Executive Officer from 1981 until January 2000 when he resigned as Chief Executive Officer and assumed the position of Chief Software Architect. Mr. Gates is also a director of ICOS Corporation.

Steven A. Ballmer, 46, has been a director of the Company since January 2000, at which time he was also named Chief Executive Officer of the Company. Mr. Ballmer had been President since July 1998, and prior to that, had served as Executive Vice President, Sales and Support since February 1992. He joined Microsoft in 1980. Mr. Ballmer is also a director of Accenture Ltd.

James I. Cash Jr., 54, has been a director of the Company since May 2001. Dr. Cash is The James E. Robison Professor of Business Administration at Harvard Business School where he also serves as Senior Associate Dean and Chairman of HBS Publishing. Professor Cash’s non-academic activities include serving as a trustee for The Markle Foundation, the Massachusetts General Hospital and Partners Healthcare. Dr. Cash is a member of the boards of directors of Alcon, Inc., The Chubb Corporation, General Electric Company, Knight-Ridder, Inc., and Scientific-Atlanta, Inc.

Raymond V. Gilmartin, 61, has been a director of the Company since April 2001. Mr. Gilmartin has been the Chairman of the Board, President and Chief Executive Officer of Merck & Company, Inc. since 1994. Prior to joining Merck, Mr. Gilmartin was Chairman, President and Chief Executive Officer of Becton Dickinson and Company. He joined that company in 1976 as Vice President, Corporate Planning, taking on positions of increasing responsibility over the next 18 years. Mr. Gilmartin also serves on the boards of directors of General Mills, Inc. and Public Service Enterprise Group, Inc. He also serves as Chairman of the Council on Competitiveness. He is a director of The College Fund/UNCF, and a member of the Business Roundtable and the Business Council. An active participant in health industry affairs, Mr. Gilmartin is Chairman of the Healthcare Institute of New Jersey and a past Chairman of the Pharmaceutical Research & Manufacturers of America, now serving on its executive committee. He is a trustee of the Healthcare Leadership Council, a group dedicated to excellence in America’s health care system, and he is a trustee of Valley Health System, Inc.

1 / MSFT	2002 PROXY STATEMENT

David F. Marquardt, 53, has served as a director of the Company since 1981. Mr. Marquardt is a founding general partner of August Capital, formed in 1995, and has been a general partner of various Technology Venture Investors entities, which are private venture capital limited partnerships, since August 1980. He is a director of Netopia, Inc., Tumbleweed Communications, Inc., and various privately held companies.

Ann McLaughlin Korologos, 60, has been a director of the Company since January 2000. Ms. Korologos serves as Senior Advisor with Benedetto Gartland & Company, Inc., a private investment banking company, and is also Vice Chairman of the Board of Trustees of RAND, a nonprofit institution that helps improve policy and decision making through research and analysis. Ms. Korologos served as Chairman of the Aspen Institute, an international non-profit educational institution, from 1996 to 2000. From 1990 until 1995, Ms. Korologos served as President of the Federal City Council, a non-profit, non-partisan organization comprised of approximately 150 top business and civic leaders dedicated to improving the nation’s capital. Ms. Korologos served as the United States Secretary of Labor from 1987 to 1989. She currently serves as a member of the Board of Directors of AMR Corporation (and its subsidiary, American Airlines), Fannie Mae, Harman International Industries, Inc., Kellogg Company, Vulcan Materials Company, and Host Marriott Corporation.

Wm. G. Reed Jr., 63, has been a director of the Company since 1987. Mr. Reed served as Chairman of Simpson Timber Company, a forest products company, from 1971 to 1986, and as Chairman of Simpson Investment Company, from 1986 to 1996. In addition to serving as director of the privately-held Simpson Investment Company until July 2002, and Simpson Resource Company since July 2002, he is a director of PACCAR, Inc., SAFECO Corporation, The Seattle Times Company, and Washington Mutual, Inc.

Jon A. Shirley, 64, served as President and Chief Operating Officer of Microsoft from 1983 to 1990. He has been a director of the Company since 1983. Prior to joining Microsoft, Mr. Shirley was with Tandy Corporation in a variety of positions, last as Vice President of Computer Merchandising. Mr. Shirley is Chairman of the Board of Trustees of the Seattle Art Museum, a trustee of the Museum of Flight in Seattle, Washington, a trustee of the Hill School, and a member of the Chairman’s Council of the Museum of Modern Art in New York City.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

The Company’s Board of Directors has an Audit Committee, a Compensation Committee, a Finance Committee, and a Governance and Nominating Committee. Messrs. Cash, Reed, and Shirley serve on the Audit Committee, which meets with financial management, the internal auditors, and the independent auditors to review internal accounting controls and accounting, auditing, and financial reporting matters. Messrs. Gilmartin and Reed and Ms. Korologos serve on the Compensation Committee, which reviews the compensation of the Chief Executive Officer and other officers of the Company, reviews executive bonus plan allocations, provides oversight of the Company’s administration of its stock option, stock purchase, and other benefit plans, and approves grants of stock options to officers and employees of the Company under its stock option plan. Ms. Korologos and Messrs. Marquardt and Shirley serve on the Finance Committee, which reviews and provides guidance to the Board of Directors and management with respect to major financial policies of the Company. Messrs. Cash and Gilmartin serve on the Governance and Nominating Committee, which reviews and makes recommendations to the Board of Directors about the Company’s governance processes, assists in identifying and recruiting candidates for the Board, proposes a slate of nominees for election at the annual meeting of shareholders, and makes recommendations to the Board regarding the membership and chairs of the committees of the Board. The members of each of the committees of the Board of Directors are independent.
The Audit Committee and Finance Committee each met four times, and the Compensation Committee met five times, during fiscal 2002. The Governance and Nominating Committee was formed in August 2002 and therefore did not meet in fiscal 2002. The entire Board of Directors met eight times during the last fiscal year. All directors attended 75% or more of the aggregate number of Board meetings and meetings of the committees on which they served.
Messrs. Gates and Ballmer receive no cash compensation for serving as directors, except that they, like all directors, are eligible to receive reimbursement of any expenses incurred in attending Board and committee meetings. Each director, other than Messrs. Gates and Ballmer, is paid $35,000 annually as compensation for serving on the Board of Directors and the respective committees of the Board on which they serve.
During fiscal 2002, Messrs. Cash, Gilmartin, Marquardt, Reed, and Shirley and Ms. Korologos each received options to purchase 10,000 shares of the Company’s common stock. The exercise price of each option was the closing price of Microsoft common shares on the date of grant.

2 / MSFT	2002 PROXY STATEMENT

INFORMATION REGARDING BENEFICIAL OWNERSHIP
OF PRINCIPAL SHAREHOLDERS, DIRECTORS, AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s common shares by the nominees for directors, the Company’s Chief Executive Officer and the five other highest paid executive officers (the “Named Executive Officers”), and the directors and executive officers as a group.

Names	Amount and Nature of Beneficial Ownership of Common Shares as of 9/9/2002(1)		Percent of Class

William H. Gates III	621,749,668	(2)(3)	11.6%
Steven A. Ballmer	235,484,037		4.4%
Ann McLaughlin Korologos	13,500	(4)	*
David F. Marquardt	1,605,890	(5)	*
Raymond V. Gilmartin	4,500	(6)	*
Wm. G. Reed Jr.	619,372	(7)	*
Jon A. Shirley	7,084,641	(8)	*
James I. Cash Jr.	8,354	(9)	*
Richard E. Belluzzo	187,625	(10)	*
James E. Allchin	1,836,275	(11)	*
Jeffrey S. Raikes	7,608,357	(12)	*
Craig J. Mundie	1,067,280	(13)	*
Executive Officers and Directors as a group (29 persons)	898,127,287	(14)	16.7%

*	Less than 1%
(1)
Beneficial ownership represents sole voting and investment power. To the Company's knowledge, the only shareholder who beneficially owned more than 5% of the outstanding common shares as of September 9, 2002, was Mr. Gates.

(2)	The business address for Mr. Gates is: Microsoft Corporation, One Microsoft Way, Redmond, Washington, 98052.
(3)	Includes 368 shares held in an entity owned by Mr. Gates, and excludes 214,260 shares held by Mr. Gates’ wife, as to which he disclaims beneficial ownership.
(4)	Includes 12,500 options to purchase Company stock exercisable within sixty days of September 9, 2002 (“Vested Options”).
(5)	Includes 577,500 Vested Options.
(6)	Includes 2,500 Vested Options, and excludes 600 shares held by Mr. Gilmartin’s wife, to which he disclaims beneficial ownership.
(7)
Includes 511,000 shares and 10,000 Vested Options held by Riviera LLC, a family limited liability company of which Mr. Reed and his wife own a majority of the membership units, and 7,500 Vested Options held by Mr. Reed directly.

(8)	Includes 1,254,470 shares held by the Shirley Family Limited Partnership, a limited partnership of which Mr. Shirley is the president of the sole general partner, and 577,500 Vested Options.
(9)
Includes 1,250 Vested Options, and excludes 100 shares held in an account for the benefit of Mr. Cash’s nephew and 96 shares held by an investment club of which Mr. Cash is a member, as to which he disclaims beneficial ownership.

(10)	Includes 187,500 Vested Options.
(11)	Includes 1,810,000 Vested Options.
(12)	Includes 1,740,000 Vested Options.
(13)	Includes 1,066,178 Vested Options.
(14)	Includes 24,482,139 Vested Options.

3 / MSFT	2002 PROXY STATEMENT

INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION

CASH COMPENSATION

The following table discloses compensation received for the three fiscal years ended June 30, 2002, by the Named Executive Officers.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus(1)	Securities Underlying Options (#)	All Other Compensation(2)

Steven A. Ballmer	2002	$547,500	$205,810	–	$5,500
Chief Executive Officer;	2001	494,076	171,444	–	5,100
Director	2000	428,414	200,000	–	5,100

William H. Gates III	2002	547,500	205,810	–	–
Chairman of the Board;	2001	494,992	171,762	–	–
Chief Software Architect; Director	2000	439,401	200,000	–	–

Richard E. Belluzzo(3)	2002	568,723	350,000	–	13,680,042
President; Chief Operating Officer	2001	468,758	350,000	1,500,000	2,190,616
	2000	335,835	293,000	3,500,000	4,447,619

James E. Allchin	2002	495,195	400,000	–	4,000
Group Vice President	2001	419,576	275,000	1,000,000	3,200
Platforms Group	2000	355,263	275,000	3,000,000	3,925

Jeffrey S. Raikes	2002	495,083	250,000	–	5,500
Group Vice President	2001	420,826	275,000	1,000,000	5,100
Productivity and Business Services	2000	370,991	258,500	3,000,000	5,250

Craig J. Mundie	2002	347,172	280,000	–	6,000
Senior Vice President;	2001	288,899	165,000	500,000	5,578
Chief Technical Officer, Advanced Strategies and Policy	2000	258,813	129,060	1,594,600	5,087

(1)	The amounts disclosed in the Bonus column were all awarded under the Company's Executive Bonus Plan.
(2)	The amounts disclosed in the All Other Compensation column include Company contributions under the Company's 401(k) plan and the amounts described in footnote 3 for Mr. Belluzzo.
(3)
Mr. Belluzzo resigned as the Company's President and Chief Operating Officer in May 2002 and resigned from the Company in August 2002. The All Other Compensation amounts disclosed for Mr. Belluzzo in 2002 include $13,649,416 required to be accrued as compensation by generally accepted accounting principles in connection with certain stock options granted to Mr. Belluzzo, $25,626 of costs incurred in connection with the personal use of an aircraft leased by the Company, and $5,000 of Company contributions under the Company's 401(k) plan. The All Other Compensation amounts disclosed for Mr. Belluzzo in 2001 include $2,186,366 accrued compensation in connection with certain stock options granted to Mr. Belluzzo and $4,250 of Company contributions under the Company's 401(k) plan. The All Other Compensation amounts disclosed for Mr. Belluzzo in 2000 include a $4,200,000 signing bonus, $242,619 in relocation and resettlement allowances, and $5,000 of Company contributions under the Company's 401(k) plan.

4 / MSFT	2002 PROXY STATEMENT

COMPENSATION PURSUANT TO STOCK OPTIONS

No options were granted in fiscal 2002 to any Named Executive Officer.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table provides information on option exercises in fiscal 2002 by the Named Executive Officers and the value of such officers’ unexercised options at June 30, 2002.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Steven A. Ballmer	–	–	–	–	–	–
William H. Gates III	–	–	–	–	–	–
Richard E. Belluzzo	–	–	1,214,288	3,785,712	–	–
James E. Allchin	–	–	1,310,000	3,250,000	$23,856,929	–
Jeffrey S. Raikes	–	–	1,240,000	3,850,000	19,665,329	$23,957,872
Craig J. Mundie	120,000	7,026,150	808,445	1,686,155	19,492,500	–

AGREEMENTS WITH CERTAIN EXECUTIVE OFFICERS

Richard Belluzzo resigned as the Company’s President and Chief Operating Officer effective May 1, 2002, and his employment with the Company terminated on August 23, 2002. Under the terms of Mr. Belluzzo’s Resignation Agreement, the Company agreed that Mr. Belluzzo’s bonus under the Company’s Partner Bonus Plan for fiscal 2002 would be $350,000, but that he would not be entitled to any bonus for fiscal 2003. As part of the Resignation Agreement, it was agreed that pursuant to the terms of an agreement entered into prior to Mr. Belluzzo’s appointment as President and Chief Operating Officer, he would retain a $15,000,000 advance made to him in December 2000, in exchange for cancellation of certain options granted to Mr. Belluzzo during his employment with the Company. Interest in the amount of $1,526,645 (accrued at an interest rate of 5.87%) was also satisfied through the cancellation of options.(1)
The Company hired Richard Emerson as Senior Vice President, Corporate Development, in November 2000. As part of recruiting Mr. Emerson from the investment banking field, the Company entered into an agreement whereby it advanced $12,000,000 to Mr. Emerson. This advance was made pursuant to a limited recourse promissory note bearing interest at 5.61%, and is repayable on or before January 2005 in cash or with the value of the vested portion of options to acquire Company stock granted to Mr. Emerson at hiring. As of September 9, 2002, the outstanding amount owed under the promissory note was $13,154,320. The advance is part of an arrangement that includes characteristics of both compensation and an extension of credit.
In accordance with the recently-enacted Sarbanes-Oxley Act of 2002, the Company in the future will not enter into these forms of transactions for its executive officers or directors.

(1)	The Resignation Agreement has been filed as Exhibit 10.10 to the Company’s 2002 Annual Report on 10-K.

5 / MSFT	2002 PROXY STATEMENT

REPORT OF THE MICROSOFT CORPORATION BOARD OF DIRECTORS COMPENSATION COMMITTEE

Microsoft’s compensation philosophy is to provide employees with an above-average overall compensation package and the opportunity to earn very competitive compensation over the long-term through a pay-for-performance approach. The compensation plans are intended to promote outstanding employee performance by offering high-performing employees larger compensation rewards.
The Company’s cash compensation policies provide a base salary that is above the average of industry pay levels and offer bonuses that reward superior performance. Microsoft employees also participate in a broad-based stock option program. The program is structured to promote excellent performance over an employee’s career through the opportunity for increased compensation that increases commensurate with the Company’s long-term performance.
The Company’s compensation policy for officers, while similar to that for other employees, is oriented toward rewarding excellence, leadership and outstanding long-term company performance.
Officers of the Company are paid salaries that are comparable to base salaries paid by competitors in the computer and other relevant industries. Officers participate in an Executive Bonus Plan which offers the opportunity to earn an annual bonus of up to 100% of base salary based upon individually established performance goals. Officers are also eligible to receive stock option grants, which are intended to incent officers to help the Company realize its fullest potential by offering the opportunity for significant additional compensation through gains from long-term stock appreciation. Stock option grants are based on various factors relating to the responsibilities of the individual officers and their expected future contributions.
As noted above, the Company’s compensation policy is primarily based upon the practice of pay-for-performance. Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to Named Executive Officers. The Committee currently believes that the Company should be able to continue to manage its executive compensation program for Named Executive Officers so as to preserve the related federal income tax deductions, although individual exceptions may occur.
The Compensation Committee of the Board of Directors (comprised entirely of independent directors) reviews officer salaries, bonuses, and compensation programs. The Committee approves stock option grants and reviews stock option programs for all employees. The Committee also annually reviews and approves the compensation of Steven A. Ballmer, Chief Executive Officer, and William H. Gates III, the Chairman of the Board and Chief Software Architect.
The compensation of Messrs. Ballmer and Gates reflects their status as significant shareholders of the Company. Their salary rates are below competitive levels elsewhere in industry and they do not participate in the Company’s stock option program. They are eligible for an annual bonus of up to 100% of their salary based on corporate revenue and profit goals, which are reviewed by the Compensation Committee. As the leaders of the Company they are focused on building long-term success, and as significant shareholders in the Company their overall compensation is tied directly to sustained increases in the Company’s value.

COMPENSATION COMMITTEE

Raymond V. Gilmartin
Ann McLaughlin Korologos
Wm. G. Reed Jr.

6 / MSFT	2002 PROXY STATEMENT

PERFORMANCE GRAPH

Note: Microsoft management consistently cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Gates is the sole shareholder of Corbis Corporation, a company that provides digitized images and production services. The Company paid Corbis Corporation approximately $340,181 in fiscal 2002 as licensing fees for digital images.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Wm. G. Reed Jr. was approximately 30 days late in filing a Report on Form 4 relating to the exercise of stock options by Mr. Reed in December 2001.

7 / MSFT	2002 PROXY STATEMENT

REPORT OF THE MICROSOFT CORPORATION BOARD OF DIRECTORS AUDIT COMMITTEE

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting process, and is more fully described in its charter which the Committee has adopted and is included as Exhibit I to this proxy statement. The Committee reviews the charter on an annual basis. The Committee annually reviews the NASD standard of independence for audit committees and at its most recent review determined that the Committee meets that standard.
Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company’s independent auditors, Deloitte & Touche LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.
The Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 30, 2002 with the Company’s management and has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended, “Communication with Audit Committees.” In addition, Deloitte & Touche LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Deloitte & Touche LLP their  independence.
Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

James I. Cash Jr.
Wm. G. Reed Jr.
Jon Shirley

FEES PAID TO DELOITTE & TOUCHE LLP

The audit committee retained Deloitte & Touche LLP as the company’s independent auditors to audit the Company’s financial statements for fiscal 2002. The aggregate fees billed by Deloitte & Touche LPP include fees for the following services rendered during fiscal 2002:

Audit Fees totaling $5.03 million, which included fees for the review and examination of Microsoft’s consolidated financial statements, quarterly reviews of interim financial statements, and consultations on accounting matters related to the financial statements.

All Other Fees totaling $16.39 million, which consisted of $12.65 million in audit-related services including statutory audits of foreign domiciled subsidiaries, software licensee related audits, and audits of benefit plans, joint ventures, and partnerships, $0.52 million in tax services, and $3.22 million in other services including a variety of benchmarking and business process improvement projects conducted for individual business units. Deloitte & Touche was not engaged to provide any internal audit or accounting record keeping services.

Financial Information Systems Design and Implementation Fees. Deloitte & Touche was not engaged to perform any services involving financial information systems design and implementation.

The Audit Committee has concluded the provision of the non-audit services listed as “All Other Fees” above is compatible with maintaining the independence of Deloitte & Touche LLP.

8 / MSFT	2002 PROXY STATEMENT

2. PROPOSAL FOR APPROVAL OF THE 2003 EMPLOYEE STOCK PURCHASE PLAN

At the meeting, the shareholders will be requested to approve the 2003 Employee Stock Purchase Plan (the “Purchase Plan”) which is an amendment and restatement of the Company’s 1997 Employee Stock Purchase Plan. The 1997 Plan would expire on December 31, 2002 if the Purchase Plan is not approved. The Board recommends approval of the Purchase Plan in order to allow the Company to continue to offer its employees the ability to invest in the Company’s common stock at an attractive price. A copy of the Purchase Plan may be obtained upon written request to the Company’s Investor Relations Department at One Microsoft Way, Redmond, Washington 98052.

DESCRIPTION OF THE PLAN

The Purchase Plan, if approved by the shareholders, will establish sub-plans designed to permit the purchase of Company stock either in a “Statutory Plan,” intended to satisfy the requirements of Section 423 of the Internal Revenue Code, or in a “Non-Statutory Plan.” Except as modified by the Purchase Plan administrative committee in the case of a Non-Statutory Plan, the Purchase Plan will allow all employees of companies that have been designated to participate in the Purchase Plan, other than employees whose customary employment is for not more than five months a year, to authorize payroll deductions at any whole percentage rate from 1% to 15% of cash performance-based pay (including overtime or performance bonuses, but excluding certain other types of bonuses such as relocation and sign-on bonuses) to be applied toward the purchase of the Company’s common stock. There will be 100 million shares of common stock reserved for issuance under the Purchase Plan. As of September 9, 2002, there were approximately 50,469 employees eligible to participate in the Purchase Plan. The Purchase Plan will terminate on December 31, 2012, or earlier at the discretion of the Board or in the event all shares reserved under the plan have been purchased.
Separate six-month offerings commence on January 1 and July 1 of each year. No employee may purchase more than 1,000 shares of stock during any single offering.
An employee must authorize a payroll deduction before the start of an offering in order to participate in that offering. On the last business day of the offering, the employee will be deemed to have exercised the option to purchase as many shares as the employee’s payroll deduction will allow at the option price. The option price is 85% of the lesser of (i) the fair market value of the stock on the first business day of the offering, or (ii) the fair market value of the stock on the last business day of the offering. The closing price of the Company’s common stock as reported on the Nasdaq Stock Market on September 9, 2002 was $48.70.
An employee may withdraw from an offering at any time before the first day of the last month of the offering period. Upon withdrawal, the amount in the employee’s account will be refunded. An employee may suspend participation in an offering at any time before the first day of the last month of the offering period by reducing his or her payroll deduction percentage election to 0% for the remainder of the offering. In such a case, the amount accumulated in the employee’s account prior to the suspension is not refunded, but is used to purchase shares as described in the preceding paragraph. An employee who has withdrawn from or suspended participation in an offering may not again participate in the Purchase Plan until the next offering commences.
No employee shall be permitted to purchase any shares under the Purchase Plan if such employee, immediately after such purchase, owns shares possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or its parent or subsidiary corporations. The fair market value of all shares purchased by an employee under the Purchase Plan during any calendar year may not exceed $25,000.
Because the purchase of shares under the Purchase Plan is discretionary with all eligible employees, the amount of shares which would have been distributable during fiscal 2002 to all employees, or to groups of employees, or to any particular employee of the Company had the Purchase Plan been in effect during the year are not determinable.
The Board of Directors may at any time amend or terminate the Purchase Plan, provided that no employee’s existing rights under any offering already commenced may be adversely affected thereby. No amendment may be made to the Purchase Plan without prior approval of the shareholders of the Company if such amendment would increase the number of shares reserved thereunder or materially modify the eligibility requirements.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE PURCHASE PLAN

The following discussion, which has been prepared by the law firm of Preston Gates & Ellis LLP, counsel to the Company, is a summary of the general U.S. federal income tax rules applicable to purchases offered by the Company and certain of its designated subsidiaries under the Statutory Plan, which is a sub-plan of the Purchase Plan. Employees should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.
The Statutory Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Section 421 and 423 of the Internal Revenue Code. Under those provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. However, a participant may become liable for tax upon dispositions of shares acquired under the Statutory Plan, and the tax consequences will depend on how long a participant has held the shares prior to disposition.

9 / MSFT	2002 PROXY STATEMENT

If the shares are disposed of (a) at least two years after the date of the beginning of the offering period and (b) at least one year after the stock is purchased in accordance with the Purchase Plan (or if the employee dies while holding the shares), the following tax consequences will apply.
The lesser of (a) the excess of fair market value of the shares at the time of such disposition over the purchase price of the shares (the “option price”), or (b) the excess of the fair market value of the shares at the time the option was granted over the option price (which option price will be computed as of the offering date) will be taxed as ordinary income to the participant. Any further gain upon disposition generally will be taxed at long-term capital gain rates. If the shares are sold and the sales price is less than the option price, there is no ordinary income and the participant has a long-term capital loss equal to the difference. If an employee holds the shares for the holding periods described above, no deduction in respect of the disposition of such shares will be allowed to the Company.
If the shares are sold or disposed of (including by way of gift) before the expiration of either the two year or the one year holding periods described above, the following tax consequences will apply. The amount by which the fair market value of the shares on the date the option is exercised (which is the last business day of the offering period and which is hereafter referred to as the “termination date”) exceeds the option price will be taxed as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be taxed as capital gain and will qualify for long-term capital gain treatment if the shares have been held for more than one year following the exercise of the option. If the shares are sold for an amount that is less than their fair market value as of the termination date, the participant recognizes ordinary income equal to the excess of the fair market value of the shares on the termination date over the option price, and the participant may recognize a capital loss equal to the difference between the sales price and the value of such shares on the termination date. The Company, in the event of an early disposition, will be allowed a deduction for federal income tax purposes equal to the ordinary income realized by the disposing employee.
Currently, the Company is not required to withhold employment or income taxes upon the exercise of options under plans qualifying under Sections 421 and 423 of the Internal Revenue Code. However, the Internal Revenue Service may issue guidance in the future requiring the Company to withhold employment and/or income taxes upon the exercise of options under the Statutory Plan.
The Company may also permit purchases to be made under Non-Statutory Plans by employees of companies that do not participate in the Statutory Plan. The specific terms of such Non-Statutory Plans are not yet known, accordingly it is not possible to discuss with certainty the relevant tax consequences of these Non-Statutory Plans. The Non-Statutory Plans will be sub-plans of the Purchase Plan that are generally not intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Therefore, it is likely that at the time of the exercise of an option under a Non-Statutory Plan, an employee subject to tax under the Internal Revenue Code would recognize ordinary income equal to the excess of the fair market value of the stock on the date of exercise and the option price, the Company would be able to claim a tax deduction equal to this difference, and the Company would be required to withhold employment taxes and income tax at the time of the purchase.

EQUITY COMPENSATION PLAN INFORMATION

In millions, except per share amounts

June 30, 2002	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	802	$53.75	600

Equity compensation plans not approved by security holders	–	–	–

Total	802	$53.75	600

VOTE REQUIRED AND BOARD RECOMMENDATION

The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to approve the Purchase Plan. The Board of Directors recommends a vote for the proposal.

10 / MSFT	2002 PROXY STATEMENT

3. SHAREHOLDER PROPOSAL NO. 1

John C. Harrington, P.O. Box 6108, Napa, California 94981 has notified the Company that it intends to submit the following proposal at this year’s annual meeting:
WHEREAS: our company’s business practices in China respect human and labor rights of workers. The eleven principles below were designed to commit a company to a widely accepted and thorough set of human and labor rights standards for China. They were defined by the International Labor Organization and the United Nations Covenants on Economic, Social and Cultural Rights, and Civil, and Political Rights. They have been signed by the Chinese government and China’s national laws.

(1)
No goods or products produced within our company’s facilities or those of suppliers shall be manufactured by bonded labor, forced labor, within prison camps or as part of reform-through-labor or reeducation-through-labor programs.

(2)
Our facilities and suppliers shall adhere to wages that meet workers’ basic needs, fair and decent working hours, and at a minimum, to the wage and hour guidelines provided by China’s national labor laws.

(3)	Our facilities and suppliers shall prohibit the use of corporal punishment, any physical, sexual or verbal abuse or harassment of workers.
(4)	Our facilities and suppliers shall use production methods that do not negatively affect the worker’s occupational safety and health.
(5)	Our facilities and suppliers shall not call on police or military to enter their premises to prevent workers from exercising their rights.
(6)
We shall undertake to promote the following freedoms among our employees and the employees of our suppliers: freedom of association and assembly, including the rights to form unions and bargain collectively; freedom of expression, and freedom from arbitrary arrest or detention.

(7)	Company employees and those of our suppliers shall not face discrimination in hiring, remuneration or promotion based on age, gender, marital status, pregnancy, ethnicity or region of origin.
(8)
Company employees and those of our suppliers shall not face discrimination in hiring, remuneration or promotion based on labor, political or religious activity, or on involvement in demonstrations, past records of arrests or internal exile for peaceful protest, or membership in organizations committed to non-violent social or political change.

(9)	Our facilities and suppliers shall use environmentally responsible methods of production that have minimum adverse impact on land, air and water quality.
(10)	Our facilities and suppliers shall prohibit child labor, at a minimum comply with guidelines on minimum age for employment within China’s national labor laws.
(11)	We will issue annual statements to the Human Rights for Workers in China Working Group detailing our efforts to uphold these principles and to promote these basic freedoms.

RESOLVED: Stockholders request the Board of Directors to make all possible lawful efforts to implement and/or increase activity on each of the principles named above in the People’s Republic of China.
SUPPORTING STATEMENT: As U.S. companies import more goods, consumer and shareholder concern is growing about working conditions in China that fall below basic standards of fair and humane treatment. We hope that our company can prove to be a leader in its industry and embrace these principles.

VOTE REQUIRED AND BOARD RECOMMENDATION

The affirmative vote of holders of a majority of the shares of common stock cast in person or by proxy at the meeting is required for approval of the proposal.

The Board recommends a vote against this proposal. The Company is committed to operating in full compliance with applicable laws in every country where it does business, including the People’s Republic of China. The Company has in place business standards and compliance policies to promote compliance with the laws of the numerous countries in which the Company operates. These policies have proven effective and provide uniformity for the Company’s worldwide operations, including its China operations. In addition, Microsoft maintains strong corporate policies designed to promote a healthy environment, prohibit harassment, and prohibit discrimination on the basis of race, age, gender, or national origin.
The Company has also made significant investments in the Chinese software industry which have had a direct positive impact by creating career opportunities for numerous researchers and software engineers and creating employment and training opportunities for other individuals. Further, the Company believes that its efforts to foster the development of a local software industry in China should have a positive impact on the people of China by moving Chinese software development into the global market and towards global business practices. A vibrant software industry in China will also facilitate the development of local technologies that may enable improved access to information for its population.

11 / MSFT	2002 PROXY STATEMENT

As part of the Company’s investment in the Chinese software industry, Microsoft has established a local Research & Development Center (with over 150 employees), Microsoft Research Asia and The Microsoft Global Technical Support Center in Shanghai. These three operations are key elements in facilitating knowledge transfer, skill development and employment opportunities in China. These activities helped contribute to Microsoft being voted one of the most respected companies in China in 2002 by The Economic Observer and Beijing University.
Microsoft Research Asia, based in Beijing and employing over 120 full time research staff and hosting over 200 visiting scientists annually, is a renowned research center employing local and international scientists working on important software research areas and technologies. Microsoft Research Asia has established programs to support basic research in Chinese academia and foster alliances with local universities and industry. These alliances have resulted in scholarships, visiting academic programs, the establishment of four joint computer laboratories in Chinese universities, joint research programs and the establishment of a post-doctoral center.
      The Company recently has invested in two joint ventures in China – Zhongguancun Software company to develop enterprise and government software applications and industry solutions for Chinese and international markets and Shanghai Wicresoft Co. Ltd to offer the outsourcing of software services to multinational corporations and the development of proprietary applications for Chinese and international customers. Shanghai Wicresoft Co. Ltd today employs 400 people and is estimated to grow to approximately 700 people in the coming three years with a majority of those being employed coming from Chinese universities.
The establishment of such joint ventures is essential in developing the local creation of intellectual property. Local ownership of intellectual property is critical in fostering ongoing efforts to protect both locally and foreign owned intellectual property, which the Company believes will ultimately lead to growth and diversification of the Chinese economy.
The Company’s operations in China have also directly enabled the development of philanthropic programs to aid in the retraining of unskilled workers and the contribution of software to non-profit organizations. The main community affairs initiative sponsored by the Company is the IT Training for Laid-off Workers Program. Begun in 1999 in the Dalian Province in cooperation with the Local Labor Bureau, the program has trained 40 trainers to date with 70% of the re-skilled workers attaining employment as a result of the training. The Center in Dalian has the capacity to train 1200 workers per year and due to its success similar programs have been be rolled out in Guangzhou and Shanghai, and will soon be launched in Chengdu.
In reviewing this proposal, the Board was mindful of the fact that it is virtually identical to proposals submitted by Mr. Harrington for consideration at the annual meeting for the last two years. On both occasions, the proposal has been rejected by the Company’s shareholders by large margins. The Board does not believe there are any new facts or arguments presented by Mr. Harrington this year.
For these reasons, the Board believes that adoption of the proposal is not necessary or in the best interests of the Company and recommends a vote against the proposal.

4. SHAREHOLDER PROPOSAL NO. 2

Citizens Funds, 230 Commerce Way, Portsmouth, NH 03801, has notified the Company that it intends to submit the following proposal at this year’s annual meeting
WHEREAS: It is imperative that investors have confidence in the integrity of the financial statements and the independence of the firm retained to audit those statements.
WHEREAS: The retention of accounting firms at companies for functions other than audit related services, where they serve as the independent auditor, can impair the independence of the auditor, either real or perceived.
RESOLVED: That the shareholders of Microsoft Corp. request the Board of Directors adopt a policy that, in the future, would cap the non-audit fees at 25% of aggregate fees for the firm that is retained as the Company’s independent auditor.
SUPPORTING STATEMENT: Independent auditors are necessary to ensure the veracity of financial statements of public corporations, and to provide the investor with confidence that those financial statements are accurate and truthful. The Securities and Exchange Commission noted in Final Rule S7-13-00:

Independent auditors have an important public trust. Investors must be able to rely on issuers’ financial statements. It is the auditor’s opinion that furnishes investors with critical assurance that the financial statements have been subjected to a rigorous examination by an objective, impartial, and skilled professional, and that investors, therefore, can rely on them. If investors do not believe that an auditor is independent of a company, they will derive little confidence from the auditor’s opinion and will be far less likely to invest in that public company’s securities.

To maintain the trust of investors, it is important that the independent accounting firms retained by companies remain independent, and be perceived as independent. As accounting firms provide additional services to their audit clients, and the complexity of those relationships increases, the independence of those auditors is called into question, and may no longer be in the best interest of investors.
According to Microsoft Corp.’s 2001 proxy statement, of the total auditor fees paid to Deloitte & Touche LLP in the most recent year, 75.6% were for non-audit services. Microsoft paid $4,742,000 for audit services and $14,722,000 for non-audit services to the independent accountant.

12 / MSFT	2002 PROXY STATEMENT

We believe that this level of interconnectivity between audit and non-audit services creates a conflict of interest. As a result, we believe investor confidence in the Company’s financial statements could be harmed. We do, however, recognize that the independent auditor of the Company may be in the best position to provide certain non-audit services to the Company. Therefore, it is submitted to the Board of Directors that, in the future, the non-audit fees be capped at 25% of aggregate fees for the firm that is retained as the Company’s independent auditor.

VOTE REQUIRED AND BOARD RECOMMENDATION

The affirmative vote of holders of a majority of the shares of common stock cast in person or by proxy at the meeting is required for approval of the proposal.

The Board recommends a vote against this proposal for the following reasons:

The Board and management recognize the important role that auditor independence plays in ensuring the integrity of the Company’s financial statements and protecting the interests of investors. The Audit Committee of the Board takes its responsibility for assuring the independence of the Company’s auditors seriously. The Audit Committee has taken measures to ensure that any engagement of the Company’s auditors for non-audit services is consistent with the maintenance of auditor independence. In its evaluation of auditor independence the Audit Committee considers many factors, including the level of services the Company’s auditors provide that do not relate to the audit of the financial statements. The Audit Committee and the Board believe that, under certain circumstances, hiring the Company’s independent auditors to perform non-audit services is in the best interests of the Company and its shareholders. Frequently, non-audit services are so integrally related to the audit that retaining the Company’s auditor to provide those services results in significant cost savings to the Company and higher quality advice.
The proposal does not clearly define “non-audit” services. The Board believes that a significant portion of the “non-audit” fees, as reported in the proxy statement, are for important services which support and enhance the audit of the financial statements. Restricting the level of such audit-related services could result in increased cost to the Company in the future without enhancing auditor independence.
As noted elsewhere in this proxy statement, the Company paid $16.39 million in “Other” fees in fiscal 2002 to its current auditors Deloitte & Touche LLP. The SEC regulations governing the disclosure of auditor fees in the proxy statement adopt a narrow definition of audit services so that audit-related services traditionally performed by a company’s outside auditor are excluded from the “audit fees” category and must be reported in one of the other categories. Fees in the “All Other Fees” category include the following:

$12.65 million–audit-related services. These services included statutory audits of foreign domiciled subsidiaries, software licensee related audits, and audits of benefit plans, joint ventures and partnerships. The domestic laws of many of Microsoft’s foreign subsidiaries require that an audit of the subsidiary be performed annually. It is efficient that the Company’s principal external auditor perform this work, which is complementary to and consistent with subsidiary-related work performed to support the annual audit. Deloitte & Touche LLP also audits payments by certain software licensees (OEM and volume licensing customers) to verify compliance with the payment terms of the license agreements.

$0.52 million–tax services.

$3.22 million–miscellaneous projects. These services included a variety of benchmarking and business process improvement projects conducted for individual business units. It is important to note that Deloitte & Touche was not engaged to perform consulting involving financial information systems design and implementation.

The Audit Committee and the Board believe the services described above were performed by the Company’s auditors without jeopardizing auditor independence. The selection of Deloitte & Touche LLP to perform such services resulted in significant cost savings and higher quality service to the Company. It may be appropriate to use the Company’s auditors to provide similar services in the future.
The Audit Committee and the Board also believe that the recently passed Sarbanes-Oxley Act of 2002 (the “Act”) contains provisions that establish additional, required safeguards that promote auditor independence. The Act carefully distinguishes between non-audit services that raise conflict issues and those non-audit services that do not raise such issues, and specifically permits the latter without regard to a dollar limitation. The Company will comply with the provisions of the Act. The Board believes that compliance with the Act, Titles II and III of which specifically focuses on maintaining auditor independence, provides a significantly better approach to assuring auditor independence than the one described in the shareholder proposal. For example, the Act requires audit committee pre-approval of most non-audit services. Audit committee approvals of non-audit services must also be disclosed to investors.
Further, the new law prohibits an auditor from providing the following non-audit services:

•	bookkeeping or other services related to the accounting records or financial statements of the audit client;
•	financial information systems design and implementation;
•	appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

13 / MSFT	2002 PROXY STATEMENT

•	actuarial services;
•	internal audit outsourcing services;
•	management functions or human resources;
•	broker or dealer, investment adviser, or investment banking services;
•	legal services and expert services unrelated to the audit; and
•	any other service that the Board determines, by regulation, is impermissible.

Given the protective policies already in place and the policies that will be in place in light of the Act, the Company does not believe it is necessary to place arbitrary limitations on the Board or the Audit Committee. The Board believes adoption of this proposal is neither necessary nor in the best interests of the Company and recommends a vote against the proposal.

PROPOSALS OF SHAREHOLDERS FOR 2003 ANNUAL MEETING

To be considered for inclusion in next year’s Proxy Statement, shareholder proposals must be received at Microsoft’s principal executive offices no later than the close of business on May 28, 2003.
For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business on August 11, 2003 and advises stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) does not receive notice of the proposal prior to the close of business on August 11, 2003.
Notices of intention to present proposals at the 2003 annual meeting should be addressed to Deputy General Counsel, Finance and Operations, Microsoft Corporation, One Microsoft Way Redmond, Washington 98052. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

SOLICITATION OF PROXIES

The Proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Also, Georgeson Shareholder Communications may solicit proxies at an approximate cost of $12,500 plus reasonable expenses. Such solicitations may be made personally or by mail, facsimile, telephone, telegraph, messenger, or via the Internet. The Company will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.

VOTING PROCEDURES

Tabulation of Votes: Votes cast by proxy or in person at the meeting will be tabulated by Mellon Investor Services, LLC.

Effect of an Abstention and Broker Non-Votes: A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees or other proposals. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients’ proxies in their own discretion.

AUDITORS

Representatives of Deloitte & Touche LLP, independent public auditors for the Company for fiscal 2002 and the current fiscal year, will be present at the annual meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

OTHER MATTERS

The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. In addition to the scheduled items of business, the meeting may consider shareholder proposals (including proposals omitted from the Proxy Statement and form of Proxy pursuant to the Proxy Rules of the Securities and Exchange Commission) and matters relating to the conduct of the meeting. As to any other business that may properly come before the meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

DATED: Redmond, Washington, September 25, 2002.

14 / MSFT	2002 PROXY STATEMENT

EXHIBIT I

As part of the commitment of the Company and the Board of Directors to good governance practices, the Audit Committee regularly reviews its charter and recommends to the Board changes to the charter. The Board adopted changes to the charter in August 2002, in part to take into account the adoption of the Sarbanes-Oxley Act of 2002.

MICROSOFT CORPORATION AUDIT COMMITTEE CHARTER

ROLE

The Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the company, and such other duties as directed by the Board. The Committee’s role includes a particular focus on the qualitative aspects of financial reporting to shareholders, and on the company’s processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The Committee is directly responsible for the appointment, compensation, and oversight of the public accounting firm engaged to prepare or issue an audit report on the financial statements of the company.

MEMBERSHIP

The membership of the Committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment. Applicable laws and regulations shall be followed in evaluating a member’s independence. The chairperson shall be appointed by the full Board.

COMMUNICATIONS/REPORTING

The public accounting firm shall report directly to the Committee. The Committee is expected to maintain free and open communication with the public accounting firm, the internal auditors, and the company’s management. This communication shall include private executive sessions, at least annually, with each of these parties. The Committee chairperson shall report on Audit Committee activities to the full Board.

EDUCATION

The company is responsible for providing the Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the company and other material as may be requested by the Committee. The company shall assist the Committee in maintaining appropriate financial literacy.

AUTHORITY

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

RESPONSIBILITIES

The Committee’s specific responsibilities in carrying out its oversight role are delineated in the Audit Committee Responsibilities Checklist. The responsibilities checklist will be updated annually to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices. As the compendium of Committee responsibilities, the most recently updated responsibilities checklist will be considered to be an addendum to this charter.
The Committee relies on the expertise and knowledge of management, the internal auditors, and the public accounting firm in carrying out its oversight responsibilities. Management of the company is responsible for determining the company’s financial statements are complete, accurate, and in accordance with generally accepted accounting principles. The public accounting firm is responsible for auditing the company’s financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the company’s internal policies, procedures, and controls.

15 / MSFT	2002 PROXY STATEMENT

MICROSOFT CORPORATION

AUDIT COMMITTEE RESPONSIBILITIES CHECKLIST

WHEN PERFORMED Audit Committee Meetings

		Winter	Spring	Summer	Fall	A/N*

1.	The Committee will perform such other functions as assigned by law, the Company’s charter or bylaws, or the Board of Directors.					X

2.
The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.
X

3.
The Committee shall meet four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.
X

4.
The agenda for Committee meetings will be prepared in consultation between the Committee chair (with input from the Committee members), Finance management, the General Auditor and the public accounting firm
		X	X	X	X	X

5.
Provide an open avenue of communication between the internal auditors, the public accounting firm, Finance management and the Board of Directors. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.
X

6.	Review and update the Audit Committee Responsibilities Checklist annually.				X

7.	Provide a report in the annual proxy that includes the Committee’s review and discussion of matters with management and the independent public accounting firm.			X

8.	Include a copy of the Committee charter as an appendix to the proxy statement at least once every three years.					X

9.	Appoint, approve the compensation of, and provide oversight of the public accounting firm.	X	X	X	X

10.	Review and approve the appointment or change in the General Auditor.					X

11.	Confirm annually the independence of the public accounting firm, and quarterly review the firm’s non-audit services and related fees.			X

12.	Verify the Committee consists of a minimum of three members who are financially literate, including at least one member who has financial sophistication.				X

13.	Review the independence of each Committee member based on NASD and other applicable rules.				X

14.	Inquire of Finance management, the General Auditor, and the public accounting firm about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.					X

15.
Review with the General Auditor, the public accounting firm and Finance management the audit scope and plan, and coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, the effective use of audit resources, and the use of independent public accountants other than the appointed auditors of MS.
X

16.	Consider and review with the public accounting firm and the General Auditor:
	a. The adequacy of the Company’s internal controls including computerized information system controls and security.			X
	b. Any related significant findings and recommendations of the independent public accountants and internal audit together with management’s responses thereto.			X

17.	Review with Finance management any significant changes to GAAP and/or MAP policies or standards.			X

*	As Needed

16 / MSFT	2002 PROXY STATEMENT

MICROSOFT CORPORATION

AUDIT COMMITTEE RESPONSIBILITIES CHECKLIST

WHEN PERFORMED Audit Committee Meetings

		Winter	Spring	Summer	Fall	A/N

18.	Review with Finance management and the public accounting firm at the completion of the annual audit:			X		X
a. The Company’s annual financial statements and related footnotes.
b. The public accounting firm’s audit of the financial statements and its report thereon.
c. Any significant changes required in the public accounting firm’s audit plan.
d. Any serious difficulties or disputes with management encountered during the course of the audit.
e. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

19.	Review with Finance management and the public accounting firm at least annually the Company’s critical accounting policies.			X		X

20.
Review policies and procedures with respect to transactions between the Company and officers and directors, or affiliates of officers or directors, or transactions that are not a normal part of the Company’s business.
X

21.	Consider and review with Finance management and the General Auditor:					X
a. Significant findings during the year and management’s responses thereto.
b. Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.
c. Any changes required in planned scope of their audit plan.

22.	The Chairman of the Audit Committee will participate in a telephonic meeting among Finance management and the public accounting firm prior to earnings release.	X	X	X	X

23.	Review the periodic reports of the Company with Finance management, the General Auditor and the public accounting firm prior to filing of the reports with the SEC.	X	X	X	X

24.	In connection with each periodic report of the Company, review	X	X	X	X
a. Management’s disclosure to the Committee under Section 302 of the Sarbanes-Oxley Act.
b. The contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Act.

25.
Review filings (including interim reporting) with the SEC and other published documents containing the Company’s financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements before it is filed with the SEC or other regulators.
X

26.
Monitor the appropriate standards adopted as a code of conduct for Microsoft Corporation. Review with Finance management and Legal and Corporate Affairs the results of the review of the Company’s monitoring compliance with such standards and its compliance policies.
					X	X

27.	Review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.					X

28.	Meet with the public accounting firm in executive session to discuss any matters that the Committee or the public accounting firm believe should be discussed privately with the Audit Committee.	X	X	X	X

29.	Meet with the General Auditor in executive sessions to discuss any matters that the Committee or the General Auditor believe should be discussed privately with the Audit Committee.		X		X

30.	Meet with Finance management in executive sessions to discuss any matters that the Committee or Finance management believe should be discussed privately with the Audit Committee.					X

17 / MSFT	2002 PROXY STATEMENT

MICROSOFT CORPORATION

P R O X Y

FOR ANNUAL MEETING OF THE SHAREHOLDERS OF MICROSOFT CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints WILLIAM H. GATES III and STEVEN A. BALLMER, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Company to be held at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington, on November 5, 2002 at 8:00 a.m. and at any adjournments thereof.

(Continued and to be signed on the reverse side)

é FOLD AND DETACH HERE é

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.
Please mark your votes as indicated	☒

	FOR election of all nominees	WITHHOLD vote from all nominees
1.
Election of directors (The Board recommends a vote for each of the following nominees):
01  William H. Gates III
02  Steven A. Ballmer
03  James I. Cash Jr.
04  Raymond V. Gilmartin
05  David F. Marquardt
06  Ann McLaughlin Korologos
07  Wm. G. Reed Jr.
08  Jon A. Shirley

Except for nominee(s) listed below from whom vote is withheld:

	☐	☐

		FOR	AGAINST	ABSTAIN
2.	Adoption of the 2003 Employee Stock Purchase Plan (The Board recommends a vote for this proposal)	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	Shareholder Proposal No. 1 (The Board recommends a vote against this proposal)	☐	☐	☐
		FOR	AGAINST	ABSTAIN
4.	Shareholder Proposal No. 2 (The Board recommends a vote against this proposal)	☐	☐	☐
5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

IMPORTANT – PLEASE SIGN AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature	Signature if held jointly	Dated:	, 2002

é FOLD AND DETACH HERE AND READ THE REVERSE SIDE é

MICROSOFT CORPORATION

P R O X Y

FOR ANNUAL MEETING OF THE SHAREHOLDERS OF MICROSOFT CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints WILLIAM H. GATES III and STEVEN A. BALLMER, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Company to be held at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington, on November 5, 2002 at 8:00 a.m. and at any adjournments thereof.

(Continued and to be signed on the reverse side)

é FOLD AND DETACH HERE é

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.
Please mark your votes as indicated	☒

	FOR election of all nominees	WITHHOLD vote from all nominees
1.
Election of directors (The Board recommends a vote for each of the following nominees):
01  William H. Gates III
02  Steven A. Ballmer
03  James I. Cash Jr.
04  Raymond V. Gilmartin
05  David F. Marquardt
06  Ann McLaughlin Korologos
07  Wm. G. Reed Jr.
08  Jon A. Shirley

Except for nominee(s) listed below from whom vote is withheld:

	☐	☐

		FOR	AGAINST	ABSTAIN
2.	Adoption of the 2003 Employee Stock Purchase Plan (The Board recommends a vote for this proposal)	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	Shareholder Proposal No. 1 (The Board recommends a vote against this proposal)	☐	☐	☐
		FOR	AGAINST	ABSTAIN
4.	Shareholder Proposal No. 2 (The Board recommends a vote against this proposal)	☐	☐	☐
5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

IMPORTANT – PLEASE SIGN AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature	Signature if held jointly	Dated:	, 2002

é FOLD AND DETACH HERE AND READ THE REVERSE SIDE é

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